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                                                                     EX-99.B11


                      CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information, constituting parts of this amended Registration Statement on Form N-1A, of our report dated December 29, 1995, relating to the financial statements and financial highlights appearing in the November 30, 1995 Annual Report to Shareholders of Vanguard Ohio Tax-Free Fund. We also consent to the references to us under the headings "Financial Highlights" and "General Information" in the Prospectus and "Financial Statements" in the Statement of Additional Information.


PRICE WATERHOUSE LLP

Thirty South Seventeenth Street
Philadelphia, Pennsylvania 19103
March 21, 1996